EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cellteck, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission (the "Report"), Gus Rahim, Chief Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.1350), that to his knowledge:

            (1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 5, 2011

/s/ Gus Rahim

Gus Rahim,

Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Cellteck, Inc. and will be retained by Cellteck, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]